Exhibit 99.2

NOTICE FOR LENDERS

Reference is made to the Third Amendment (the “Third Amendment”), dated as of July 30, 2015, to the Five-Year Credit Agreement, dated as of March 27, 2012 (the “Credit Agreement”), among Aetna Inc., the Lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement.

We are pleased to inform you that documents responsive to the requirements of Section 4(x) of the Third Amendment have been received. Accordingly, Citibank, N.A., on behalf of JPMorgan Chase Bank, the Administrative Agent, hereby notifies you that the Amendment Effective Date is July 30, 2015.

We thank you for assisting the Borrower in completing this important transaction.